UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 8, 2019

Sun Pacific Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Gordon’s Corner Road, Suite 1A Manalapan, NJ 07726

(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2019, Sun Pacific Holding Corp., an Nevada corporation (the “Company”) created a direct financial obligation issuing a 6 month promissory note in the amount of $200,000 (the “Loan”). Per the terms of the Loan, the Company will pay the principal plus accrued interest upon maturity. The Company also issued 2,000,000 shares of restricted common stock as an inducement for the lender to purchase the Loan.

As a result of receiving the proceed from the Loan, the Company was able to settle certain debts owed to Auctus Fund, LLC for $150,000.00. The remaining balance has been directed toward costs related to keeping filings current and general administrative costs for the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)

Date:	July 12, 2019
By:	/s/ Nicholas Campanella
Name:	Nicholas Campanella
Title:	Director